Exhibit 10.7

   THE NASDAQ STOCK MARKET, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (AS AMENDED 2/14/01)


SECTION 1.

PURPOSE. The purpose of The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is to provide employees of The Nasdaq Stock Market, Inc. (the "Company") and its subsidiaries with an opportunity to become part owners of the Company by purchasing Shares (as defined below) through semi-annual offerings financed by payroll deductions and/or lump sum payment contributions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of Code (as defined below). The provisions of the Plan shall be construed accordingly.

SECTION 2.

DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Committee.

(b) "Board" shall mean the Board of Directors of the Company.

(c) "Change in Control" means the first to occur of any one of the events set forth in the following paragraphs:

               (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares, and (D) the NASD), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates), of 25% or more of the Company's then outstanding Shares;

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the effective date (as provided in Section 12(a) of the Plan), were members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

               (iii) there is consummated a merger or consolidation of the Company with any other corporation or the Company issues Shares in connection with a merger or consolidation of any direct or indirect subsidiary of the Company with any other corporation, other than
        (A) a merger or consolidation that would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the Company's then outstanding Shares or 50% of the combined voting power of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "Person" (as defined below), directly or indirectly, acquired 25% or more of the Company's then outstanding Shares (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates); or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan.

(f) "Compensation" shall mean the total earnings, prior to withholding, paid to an Employee during the applicable pay period, including overtime and cash bonus payments. Compensation shall exclude relocation expenses, tax gross ups, referral bonuses, tuition reimbursement, the imputed value of group life insurance, car allowances, contest earnings, any employer contributions to a 401(k) plan, stock option gains, any amount included in income in respect of restricted shares, any unpaid deferred cash bonuses or other similar extraordinary remuneration received by such Employee.

(g) "Employee" shall mean any individual who is a regular employee of the Company or of any participating Subsidiary whose customary employment with the Company is at least 20 hours per week or five months in any calendar year (within the meaning of Sections 423(b)(4) and (c) of the Code, respectively). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the Employee's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first day of such leave.

(h) "Enrollment Date" shall mean the first day of each Offering Period.

(i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(j) "Fair Market Value" with respect to the Shares, as of any date, shall mean the fair market value of a Share as determined by the Committee in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, fair market value shall be the closing sale price at the regular trading session reported for such share on such exchange on the last day preceding such date on which sale was reported or
(ii) if the Shares are admitted to trading on the Nasdaq Stock Market or other comparable market system, fair market value shall be the closing sale price at the regular trading session reported on such system on the last date preceding such date on which a sale was reported.

(k) "NASD" shall mean the National Association of Securities Dealers, Inc.

(l) "Offering Period" shall mean a period of approximately six months, or such other period (not to exceed one year) as determined by the Committee.

(m) "Participant" shall mean an Employee who elects to participate in the Plan by filing an Enrollment Form (as defined herein).

(n) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(o) "Purchase Date" shall mean the date the Plan administrator shall acquire Shares for Participants (which shall be the last day of the Offering Period, unless otherwise determined by the Committee).

(p) "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(q) "Shares" shall mean shares of the common stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(r) "Subsidiary" shall mean a subsidiary of the Company as defined under
Section 424(f) of the Code.

SECTION 3.

ADMINISTRATION.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or desirable for the administration of the Plan, including, but not limited to, the determination of Offering Periods hereunder.

(b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any Employee, and any designated beneficiary.

(c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to administer the Plan.

(d) No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

(e) Agreements. The Committee may in its sole discretion determine from time to time that the Company shall offer to enter into Agreements hereunder ("Agreements") with all of the Participants, provided, however, that it shall be under no obligation to do so.

SECTION 4.

SHARES AVAILABLE FOR AWARDS.

(a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares which may be sold under the Plan shall not exceed 2,000,000. Subject to such overall limit, the Committee may specify the maximum number of Shares that may be offered in any particular Offering Period. In the event that any Shares offered during an Offering Period are not purchased, such unpurchased Shares may again be sold under the Plan.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem appropriate make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate, including but not limited to changing the number of Shares reserved under the Plan and the price of the current offering.

(c) Source of Shares. Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market once a market has developed or from private sources, or by issuing authorized but unissued Shares. Any issuance of authorized but unissued Shares shall be approved by the Board or the Committee. Authorized but unissued Shares may not be delivered under the Plan if the purchase price thereof is less than the par value of the Shares.

(d) Oversubscription. If the number of Shares that Participants become entitled to purchase is greater than the number of Shares offered in a particular Offering Period or remaining available, the available Shares shall be allocated by the Committee among such Participants in such manner as it deems fair and equitable.

SECTION 5.

ELIGIBILITY. All Employees (including Employees who are directors) of the Company or of any Subsidiary designated by the Committee, will be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time; provided, however, that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4) and (5) thereof) and regulations promulgated thereunder. No Employee shall be eligible to participate in the Plan until the completion of six months of service as of the Enrollment Date with: (1) the Company; (2) a participating Subsidiary; or (3) for purposes of the first two Offering Periods, service with the NASD, NASD Regulation, Inc., or any other Affiliate designated by the Committee. For any subsequent Offering Period, the Committee may determine whether service with an entity other than the Company or a participating Subsidiary may count toward the six month period. During an Offering Period, no Employee may participate under the Plan if such Employee would own 5% or more of the outstanding Shares. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the Share ownership of an Employee, and Shares which the Employee would be permitted to purchase under the current Offering Period shall be treated as Shares owned by the Employee.

SECTION 6.

PARTICIPATION AND OFFERINGS.

(a) The Company may authorize one or more Offering Periods to Employees to purchase Shares under the Plan. The Committee may at any time suspend an Offering Period if required by law or if the Committee determines in good faith that it is in the best interests of the Company.

(b) Eligible Employees may become Participants in such Offering Periods at such time(s) as determined by the Committee by filing a form of enrollment ("Enrollment Form") with the Company authorizing specified regular payroll deductions or lump-sum payments. Subject to paragraph (c) below, payroll deduction for such purpose shall be in 1% increments of Compensation subject to a minimum of 1% and a maximum deduction of 10% of Compensation per pay period. Notwithstanding the foregoing, in no event may the sum of a Participant's lump-sum contributions and regular payroll deductions exceed 10% of a participant's Compensation for the applicable Offering Period, except in the case of any initial Offering Period during the calendar year 2000, in which case the total contributions cannot exceed 10% of the Participant's Compensation for the calendar 2000 year.

(c) Notwithstanding anything else contained herein, no Employee may purchase Shares under this Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries at a rate which exceeds $25,000 of Fair Market Value of Shares for each calendar year in which a purchase is executed. For purposes of this Section 6, Fair Market Value shall be determined as of the first date of the applicable Offering Period.

(d) The Company and participating Subsidiaries will establish Participant recordkeeping accounts authorizing a payroll deduction pursuant to Section 6(b). The Committee may, in its discretion, authorize the payment of interest on Participant contributions.

(e) A Participant may, by written notice at any time during the Offering Period, direct the Company to reduce or increase payroll deductions (or, if the payment for Shares is being made through periodic cash payments, notify the Company that such payments will be increased, reduced, or terminated), subject to a maximum of one change per Offering Period.

(f) A Participant may elect to withdraw all of his or her entire account prior to the end of the Offering Period. Any such withdrawal will terminate such Participant's participation for the remainder of the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Enrollment Form.

As of the last day of the Offering Period, the record-keeping account of each Participant shall be totaled (including any accrued interest payments, if so authorized pursuant to section 6(d)). Subject to the provisions of this Section 6(f), if such account contains sufficient funds to purchase one or more Shares as of that date, the Employee shall be deemed to have purchased Shares at the price determined under Section 7 below; such Participant's account will be charged, on that date, for the amount of the purchase, and for all purposes under the Plan the Participant shall be deemed to have acquired the Shares on that date. Fractional shares shall be issued, as necessary. The registrar for the Company will make an entry on its books and records evidencing that such Shares have been duly issued as of that date; provided, however, that a Participant may, in the alternative, elect in writing prior thereto to receive a stock certificate representing the amount of such full Shares acquired, in which case any fractional shares credited to the Participant shall be settled by a cash payment.

(g) Each Participant may be requested to notify the Company of any disposition of Shares purchased pursuant to the Plan prior to the expiration of the holding periods set forth in section 423(a) of the Code.

SECTION 7.

PURCHASE PRICE. The purchase price of a Share pursuant to a transaction under the Plan shall be the lesser of: (a) 85% of the Fair Market Value of a Share on the Enrollment Date of the applicable Offering Period, and (b) 85% of the Fair Market Value of a Share on the Purchase Date of the applicable Offering Period.

SECTION 8.

TERMINATION OF EMPLOYMENT. Unless otherwise specified in an Agreement, upon a Participant's ceasing to be an Employee of the Company or a participating Subsidiary, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account (including interest) during the Offering Period, but not yet used, shall be returned to the Participant or, in the case of his or her death, to the person's designated beneficiary or estate.

SECTION 9.

TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, laws of descent and distribution, or beneficiary designation) by a Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 6(f) hereof. SECTION 10.

CHANGE IN CONTROL. Unless otherwise specified in an Agreement, notwithstanding anything in the Plan to the contrary, in the event of a Change in Control of the Company, if the Committee determines that the operation or administration of the Plan could prevent Participants from obtaining the benefit of accrued purchase rights under the Plan, the Plan may be terminated in any manner deemed by the Committee to provide equitable treatment to Participants. Equitable treatment may include, but is not limited to, payment to each Participant of the amount of contributions and interest in such Participant's account as of the date of the Change in Control, plus an additional amount determined by (A) calculating the number of full Shares that could have been purchased for the Participant immediately prior to the Change in Control at the purchase price (determined under Section 7 at the beginning of the Offering Period (the "Purchase Price")) and (B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per Share in connection with the Change in Control of the Company.

SECTION 11.

GENERAL PROVISIONS.

(a) Amendments. The Board may, from time to time, alter, amend, suspend, discontinue or terminate the Plan or any portion thereof or alter or amend any and all Agreements; provided, however, that no such action of the Board may, without the requisite stockholder approval, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement, including for this purpose, any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or Sections 423 and 424 of the Code. In addition, the Committee may, from time to time, amend the Plan or any portion thereof or amend any and all Agreements, in each case, to (i) cure any ambiguity or to correct or supplement any provision of the Plan or any Agreement which may be defective or inconsistent with any other provision of the Plan or any Agreement or (ii) make any other provisions in regard to matters or questions arising under the Plan or the Agreements which the Committee may deem necessary or desirable and which, in the judgment of the Committee, is not material; provided, however, that no such action of the Committee may, without the requisite stockholder approval, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement, including for this purpose, any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or Sections 423 and 424 of the Code.

(b) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

(c) No Rights as Stockholder. Subject to the provisions of the Plan, no Participant or holder or beneficiary of any purchase shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

(d) Obligatory Status. Participation in the Plan shall impose no obligation upon a Participant to purchase any Shares under the Plan.

(e) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to purchases under the Plan will be used for general corporate purposes.

(f) Severability. If any provision of the Plan becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, or would disqualify the Plan or any purchase under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

(g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(h) Other Laws. The Committee may refuse to issue or transfer any Shares if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the purchase of such Shares shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Plan provision shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Information Provided to Participants. The Company shall provide financial statements to Participants at least annually and such other information as may be required by law.

SECTION 12.

TERM OF THE PLAN.

(a) Effective Date. The Plan shall be effective December 12, 2000, subject to its approval by the stockholders of the Company as provided in Section 423(b)(2) of the Code and the regulations thereunder.

(b) Expiration Date. The Plan shall terminate on the tenth anniversary of the Effective Date or, subject to the provisions of Section 11(a) above, coincident with the completion of any offering under which the limitation on the total number of shares in Section 4(a) above has been reached, if earlier or as provided under Section 10.